UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100 The Woodlands, Texas	77381
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 362-6800

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2011, Newpark Resources, Inc. (the “Company”) announced that Gregg S. Piontek, age 41, was promoted to Vice President and Chief Financial Officer of the Company, effective as of November 1, 2011. Mr. Piontek’s appointment as the Chief Financial Officer of the Company fills a vacancy in the position left by James E. Braun.

Mr. Piontek joined the Company as Vice President, Controller and Chief Accounting Officer in April 2007. Prior to joining the Company, Mr. Piontek was Vice President and Chief Accounting Officer of Stewart & Stevenson LLC from February 2006 to March 2007, where he served as the lead executive financial officer for the asset acquisition from Stewart & Stevenson Services, Inc. and $150 million public debt offering. From 2001 to 2006, Mr. Piontek held the positions of Assistant Corporate Controller and Division Controller for Stewart & Stevenson Services, Inc. Prior to that, Mr. Piontek served in various financials roles at General Electric and CNH Global N.V., after beginning his career as an auditor for Deloitte & Touche LLP. Mr. Piontek is a Certified Public Accountant and holds a bachelor degree in Accountancy from Arizona State University and a Master of Business Administration degree from Marquette University.

On October 18, 2011, the Company entered into an Employment Agreement with Mr. Piontek under which Mr. Piontek will serve as Vice President and Chief Financial Officer of the Company (the “Employment Agreement”). Under the terms of the Employment Agreement, the Company has agreed to employ Mr. Piontek for an initial three year term commencing on November 1, 2011 with automatic renewal for successive one-year terms thereafter unless either party seeks to terminate his employment by giving the other party written notice at least 60 days prior to the expiration of the then applicable employment term. The Company will pay Mr. Piontek an annual base salary of $300,000. Mr. Piontek will have an opportunity under the Company’s annual cash incentive plan to earn a cash bonus of between 0% (in the event target objectives are not met) and 110% of his annual base salary based on performance measures and goals to be set by the Company’s Compensation Committee. The target award for Mr. Piontek is equal to 55% of his annual base salary. In addition, at the discretion of the Compensation Committee based upon goals to be established by the Committee at the beginning of each year, he may have the opportunity to earn an incentive bonus beyond 110% of his base salary, subject to the deferred payment requirements of the annual cash incentive plan.

Mr. Piontek will also be eligible to receive annual stock options and restricted share awards under the Company’s plans, as determined at the discretion of the Company’s Compensation Committee. In connection with his promotion, Mr. Piontek was given equity grants of 20,000 time-restricted shares, vesting annually over three years. Mr. Piontek is also entitled to four weeks of paid vacation annually and the right to participate in the Company’s life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to the Company’s executive personnel. Mr. Piontek will also receive reimbursement in full for all reasonable and necessary business, entertainment and travel expenses incurred or expended by the executive in the performance of his duties. The Company has also agreed to provide Mr. Piontek a car allowance of $1,300 per month.

Under the Employment Agreement, the Company and Mr. Piontek may terminate his employment at any time. If the Company terminates Mr. Piontek other than for “Cause” or Mr. Piontek terminates his employment for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Piontek will be entitled to receive the following benefits: (i) severance pay in an amount equal to Mr. Piontek’s then-current base salary plus target award incentive for the greater of the remaining initial term of employment or for one year, (ii) medical, dental and life insurance coverage continuation for the greater of the remaining period of the employment term or twelve months, subject to an overall maximum of eighteen months, and (iii) payment of cost of outplacement services obtained by Mr. Piontek within one year after termination, not to exceed $20,000. In the event of termination of employment due to death or disability, Mr. Piontek will be entitled to the following: (i) earned but unpaid base salary and earned but unpaid bonuses, and (ii) reimbursement of any unpaid business expenses. If Mr. Piontek’s employment is terminated by the Company for “Cause” or by Mr. Piontek without “Good Reason,” Mr. Piontek will be entitled to receive unpaid base salary and other earned compensation through the date of termination.

The Company and Mr. Piontek previously entered into a Change of Control Agreement dated January 7, 2008. The Change of Control Agreement was in a form similar to the form of Change of Control previously filed by the Company with the SEC and the benefits thereunder are described in the Company’s Proxy Statement for the 2011 Annual Meeting, filed with the SEC on April 28, 2011. On June 2, 2011, the Company and Mr. Piontek executed an amendment to the Change of Control Agreement to provide to increase the benefit from one times base salary and incentive to two times base salary and incentive. The Change of Control Agreement, as previously amended, is not being amended in connection with his promotion to Vice President and Chief Financial Officer of the Company.

Other than with respect to his employment with the Company, Mr. Piontek does not have any material relationship with any director or executive officer of the Company, the Company or its affiliates and has no family relationships with any directors or officers of the Company.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety to the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Piontek as Vice President and Chief Financial Officer of the Company is attached as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on October 17, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of October 18, 2011, by and between Newpark Resources, Inc. and Gregg S. Piontek.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Date: October 21, 2011

By: /s/ Mark J. Airola
Mark J. Airola
Senior Vice President,
General Counsel, and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated as of October 18, 2011, by and between Newpark Resources, Inc. and Gregg S. Piontek.